Exhibit 99.1

Worksport Enters into Collaborative Partnership with Ontario Tech University

TORONTO – June 1, 2021 — Worksport Ltd (OTC: WKSP) (or the “Company”) is providing an update on one of its recent strategic partnerships. Starting as a two-year contract, Worksport has forged a working relationship with Ontario Tech University. One of many benefits is access to the world-class ACE Testing Facility, wherein the Company will be collaborating with the research team that is supervised by Professor Sheldon Williamson, PhD.

As the Canadian Chair of Research in Electric Storage Systems. Dr. Williamson has extensive experience in Worksport’s industries, having worked with and advised automotive companies including Ford and General Motors. This invaluable partnership commits Dr. Williamson’s research team to full-time work for the Company and opens doors to funding from the NPO, Mitacs. The immediate goal of this partnership is to finish prototyping Worksport’s TerraVis Solar Truck Bed Cover System by the end of Q3, 2021. OTU and Worksport will complete validation and fine-tuning for TerraVis pre-launch in Q4, 2021, and accelerate towards full manufacturing in 2022. The prototyping, validation, and fine-tuning will be managed by utilizing OTU’s ACE Testing tunnel for intense and thorough testing of TerraVis usage in ANY environment and through all types of weather and conditions.

Worksport recently hired some of the best engineering minds with the objective to create a world class team that will collaborate with Dr. Williamson and his world-class research team. For future TerraVis models, the team’s vast technological and engineering resources will combine to target TerraVis system optimizations, considering component count, cost, and reliability, to drastically boost operational efficiencies, and ultimately result in TerraVis product lines being rated at TRL-6 and above. Dr. Williamson and team, together with Worksport, will also be focused on researching newer, highly efficient ways of transferring solar energy into useable electricity. Through identified sets of coordinated collaborative research tasks, many wide-ranging challenges that stress the Electrical Energy Storage System industry today will be sensibly addressed, paving the path for Worksport to be the global consumer go-to for true green electric applications.

Worksport is extremely enthusiastic about the potential technological impacts that this symbiotic relationship will have. Ontario Tech University, with its extensive of physical and intellectual resources, in conjunction with Worksport, will result in exciting new improvements towards the company’s current and future product lines. Notably, this is just the first phase in building a highly respectable, valuable working cooperation, having already set in motion plans for additional Worksport innovations. Worksport CEO Steven Rossi comments, “My team and I are eager to further our R&D efforts with Dr. Williamson and his research team of incredibly impressive intellectuals on truly sustainable energy technology and tune our never-before-seen innovations to the practicality wonders of consumers and customer businesses at large.”

Furthermore, Worksport has also embarked on talks of additional collaborative projects with other academic institutions to develop products that would address specific market niches.

About Worksport Ltd.

Worksport Ltd. (currently OTCQB: WKSP) develops and manufactures high quality, modular, attractively priced tonneau covers and solar-powered systems for light-duty trucks such as the Sierra, Silverado, Canyon, RAM, Ford F-Series, et al. as well as consumer adventures & emergency/ disaster-recovery purposes, where portable energy is a necessity. The modular, redefining Worksport TerraVis™ tonneau cover system is being mindfully designed for the jobsite contractor and off-road, light-duty trucker - for work and play - to sustainably supply extra energy for those additional miles. Its allied TerraVis COR™ mobile energy storage system (ESS), expected to launch by end of 2021, will be another redefining product targeted for vacationers, second-home owners, and campers. Plans are also being constructed to address the dire adoption & scaling needs of the EV markets with grid micro-charging stations to provide convenience and efficiency in recharging to smaller form-factor EVs. For more information, please visit www.worksport.com and www.goterravis.com.

To stay up to date on all the latest Worksport news… investors, shareholders, and supporters are encouraged to follow the company’s social media accounts on Twitter, Facebook, Linkedin, and Instagram, as well as sign up for the company’s newsletters at www.worksport.com and www.goterravis.com. Worksport will continue to update investors, shareholders, and supporters to maintain the highest level of disclosure and information dissemination as Worksport continues to grow and develop at a very rapid pace.

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For additional information, please contact:

Faran Ali

Business Development Manager

Worksport Ltd

T: 1-(888) 506-2013

E: investors@worksport.com

Forward-Looking Statements

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